Exhibit 23.1






                 Consent of Independent Auditors


We consent to the incorporation by reference in (i) the Registration Statements (Form S-3 Numbers: 33-74676; 33-62420; 33-83564; 33-90262; 33-91370; 33-95662; 33-98146; 33-80403; 333-1890;
333-07991; 333-11109; 333-13111; 333-14083; 333-18387; 333-19029;
333-19299; and 333-22825 and any amendments thereto) and the related Prospectuses and (ii) the Registration Statement
(Form S-8 Numbers:  33-98794, 333-04294 and 333-14489 and any
amendments thereto) and the related Prospectuses pertaining to the 1992 Stock Option Plan, Disinterested Director Stock Option Plan and the options granted outside of the above referenced plans under individual written compensation contracts with employees of United Waste Systems, Inc., of our report dated February 21, 1997 (except for Note 13, as to which the date is March 25, 1997) with respect to the consolidated financial statements and schedule of United Waste Systems, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.



                                   Ernst & Young LLP

MetroPark, New Jersey
March 25, 1997